Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	May 27, 2020

EXPLANATION OF RESPONSES

(1)                                 On May 26, 2020, JPH Private Investments LLC sold 105,819 shares of Class A Common Stock of the Issuer (the “Sale”), and JPH Private Investments LLC made a charitable gift of 20,135 shares of Class A Common Stock of the Issuer (the “Charitable Gift”).. Following the Sale and the Charitable Gift, 13,139 shares of Class A Common Stock of the Issuer are owned by JPH DE Trust Holdings LLC, 45,928 shares of Class A Common Stock of the Issuer are owned by JPH Fund VIII LLC and 26,618 shares of Class A Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC.

(2)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $141.87 to $142.85, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(3)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $142.88 to $143.86, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(4)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $143.88 to $144.87, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(5)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $144.88 to $145.85, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(6)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $145.88 to $146.87, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(7)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $146.88 to $147.86, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(8)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $147.895 to $148.88, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(9)                                 The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $148.94 to $149.79, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.

(10)                          The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $150.61 to $151.24, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (2) through (10) to this Form 4.